UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2009

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 960 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 31, 2009 MMC Energy, Inc. (the “Company”) and its wholly-owned subsidiary, MMC Chula Vista II, LLC (the “Subsidiary”), entered into an amendment to the loan agreement, dated as of June 30, 2008 (the “Agreement”), by and between the Subsidiary, the Company and General Electric Capital Corporation. The Amendment provides for the extension of maturity date of the Company’s loan facility with GE Energy Financial Services from July 31, 2009 to August 14, 2009, by which time the parties expect to execute definitive documentation for a longer term extension. All other terms of the Agreement remain unaltered and in full force and effect. As of July 31, 2009, the Company had approximately $6.4 million of outstanding debt related to the GE loan facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MMC ENERGY, INC.

Date: August 4, 2009	By:	/s/ Denis Gagnon
Name: Denis Gagnon
Title: Chief Financial Officer